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                                                                    Exhibit 23.1





                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Consumer Portfolio Services, Inc:

We consent to the incorporation by reference in the registration statement (Nos. 33-77314 and 333-00880) on Form S-3 and the registration statements (Nos. 33-78680, 33-80327, 333-35758 and 333-75594) on Form S-8 of Consumer Portfolio
Services, Inc. of our report dated February 26, 2003, except as to the last paragraph of note 18, which is as of March 6, 2003, with respect to the consolidated balance sheets of Consumer Portfolio Services, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of Consumer Portfolio Services, Inc.

/s/ KPMG LLP
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Orange County, California
March 25, 2003